UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2012

BROADVIEW INSTITUTE, INC.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-8505	41-0641789
(Commission File Number)	(IRS Employer
Identification No.)

8147 Globe Drive
Woodbury, Minnesota  55125
(Address of Principal Executive Offices and Zip Code)

(651) 332-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On May 31, 2012, Broadview University (the “University”), a wholly-owned subsidiary of Broadview Institute, Inc. (the “Company”), received a letter from the State of Utah Department of Commerce’s Division of Occupational and Professional Licensing (the “Licensing Division”) notifying the University of certain sanctions against the University’s nursing program, which letter supplements the Memorandum of Understanding and Order (“MOU”) described below between the University and the Licensing Division.

As previously disclosed in the Company’s Form 10-Q for the period ended December 31, 2011, the University’s nursing program operated out of its West Jordan campus voluntarily ceased enrolling new students effective November 2011, in response to a warning letter from the Utah State Board of Nursing stating that the University’s nursing graduates’ average pass rate on the National Council Licensure Examination (“NCLEX”) was not meeting required regulatory levels set by the Utah Administrative Code.  In a MOU from the Licensing Division dated December 9, 2011, the University agreed to disciplinary action which placed the nursing program under probationary status for a period of three years from the date of the MOU, and required the University to prepare a remediation plan to address deficiencies in the program which may be contributing to the low test scores.  Under the terms of the MOU, failure of one cohort testing class to achieve satisfactory NCLEX scores during the probationary period gave the Licensing Division the right to implement further sanctions against the University, including immediate cessation of the nursing program.

During the probationary period, a nursing student testing cohort failed to attain the required pass rate on the NCLEX exam.  On May 31, 2012, the University received formal communication from the Licensing Division that the University would be allowed to teach out its remaining nursing students through September 2013, so long as the program continues to meet all requirements of the MOU.  However, the University is prohibited from enrolling any new nursing students, and thus, the nursing program will cease operations upon completion of the teach-out period, or at any date prior to September 2013 should any remaining testing cohort fail to meet required test scores.

This action will adversely impact the Company’s revenues, financial condition, results of operations and cash flows.  The University had 87 nursing students enrolled for the quarter ended March 31, 2012 (7.8% of total enrollments).

The foregoing description of the material terms of the Licensing Division’s letter received May 31, 2012 and MOU dated December 9, 2011 does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the letter and MOU, which are filed as Exhibit 10.1 and 10.2 hereto and are incorporated by reference into this Item 1.01 as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

10.1	State of Utah Department of Commerce’s Division of Occupational and Professional Licensing Letter dated May 25, 2012, received by the Company on May 31, 2012.

10.2	Memorandum of Understanding and Order between the State of Utah Department of Commerce’s Division of Occupational and Professional Licensing and Broadview University dated December 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2012

BROADVIEW INSTITUTE, INC. By /s/ Kenneth J. McCarthy Kenneth J. McCarthy Chief Financial Officer

EXHIBIT INDEX

Broadview Institute, Inc.
Form 8-K Current Report

Exhibit Number	Description

10.1	State of Utah Department of Commerce’s Division of Occupational and Professional Licensing Letter dated May 25, 2012, received by the Company on May 31, 2012.

10.2	Memorandum of Understanding and Order between the State of Utah Department of Commerce’s Division of Occupational and Professional Licensing and Broadview University dated December 9, 2011.